L I C E N S E     A G R E E M E N T


This LICENSE AGREEMENT made as of the 16 day of June 2005 between CIMBIX Corporation, a corporation incorporated under the laws of Washington State, United States of America (hereinafter referred to as the "Licensee")

                                  And,

PetsMobility Network (Canada) Inc. a corporation incorporated under the laws of the Province of British Columbia, Canada (hereinafter referred to as the "Grantor").

WHEREAS:

1. The Grantor is the owner of certain technological knowledge with respect to the PetsCell Cellular Communication Device as hereinafter defined; and

2. The Licensee intends to distribute, and market the Product and Other Products in the Territory hereinafter specified and desires a license from the Grantor under the Technology as hereinafter defined.

IN CONSIDERATION of the mutual promises and covenants contained in this License Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. Definitions

In this License Agreement:

(a) "Product" shall mean the PetsCell Cellular Communication Device to be purchased by the Licensee from the Grantor.

(b) "Other Products" shall mean but not limited to, all products, services or otherwise, utilizing or incorporating any and all tangible and non-tangible affiliations to PetsMobility?s business and its brands.

(c) "Technology" includes all technical information, intellectual property, patents, patents that are pending, procedures, trademarks, trademark pending applications, copyrights, copyright pending applications, processes, trade secrets, methods, practices, techniques, information, bills of parts, diagrams, drawings, specifications, blue prints, lists of materials, labor and general costs, production manuals and data relating to the design, manufacture, production, inspection and testing of the Product and Other Products.

In addition, "Technology" will include; any and all improvements developed by PetsMobility, whether patentable or not, related to the licensed patent rights which PetsMobility has now or may develop, own or control and all patents, which may be issued on patent rights and improvements, developed by PetsMobility and any and all divisions, continuations, reissues and extensions of such patents; any materials, compositions, techniques, devices, methods or inventions relating to or based on the licensed patent rights developed to date or in the future.

(d) "Territory" includes that Territory as outlined and described as follows:

Master Worldwide License to Market and Distribute the PetsCell Technology and the PetsMobility Brand in the Pet Industry.

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2. Terms of Grant of License

(1) The Grantor grants to the Licensee the exclusive license in the Territory to use the Technology for use and sale of the Product within the Territory.

(2) This License Agreement is contingent on the Grantor receiving One Million Dollars US ($1,000,000) from the Licensee in non-refundable payments as described herein; First payment of Fifty Thousand US ($50,000.00) on signing this License Agreement, an additional Two Hundred Thousand payable by July 24th, 2005, and the remaining $750,000 to be paid within 6 months of signing in reasonable installments which are agreeable between both parties. The Grantor reserves the right to request shares as consideration.

(3) The Licensee agrees to provide consulting contracts to the founders to provide ongoing services to the Licensee. Such contracts will be negotiated in good faith and mutually agreeable to both the Licensee and Grantor

(4) Licensee must purchase the Product from the Grantor or an approved manufacturing and assembly facility of the Grantor. The "product," "other products," "technology," will be sold to the Licensee at the manufacturer's best price for the volume of units ordered.

(5) Licensee agrees to meet minimum Product and Other Product purchase quantities from the Grantor. Minimum purchase quantities are defined as Product and or, Other Product orders placed by the Grantor on behalf of the Licensee in the normal course of doing business. Further, the Licensee agrees to pay sufficient monies to the Grantor to offset any and all manufacturing and or ordering costs incurred by the Grantor on behalf of the Licensee in the normal course of business.

(6) All direct costs incurred by the Grantor that are related to Products requested by the Licensee, but not limited to, the design, engineering, development, manufacturing, of the "product," "other products", and "technology," as described in Section 1 (a), (b), (c) and or related services and such will be paid by the Licensee. Invoices paid prior to the signing of this agreement will not be paid by the Licensee.

(7) All direct costs associated with the research and development of Other Products requested by the Licensee shall be paid by the Licensee on terms and conditions as to be agreed to by the parties hereto. The Grantor shall retain title to the results, reports, inventions and intellectual property resulting from the research and development of any Other Products. The terms and conditions of the aforementioned license shall include however not limited to the Royalty payable by the Licensee to the Grantor for every Other Product manufactured and said terms and conditions shall be included in a specific license agreement amendment that will be attached hereto for the Other Product.

(9) The obligation to furnish the Technology shall extend to Technology existing at the date of this License Agreement and future developments, improvements and associated technology.

(10) The Grantor warrants that there are no other existing licenses under the Product for the Pet Industry in the Territory.

(11) The Grantor warrants that the Technology will be sufficient and suitable for the manufacture of the Product provided that the Licensee at all times conforms strictly to the Technology.

(12) The Grantor will provide the Licensee with a brand manual, which will regulate the brand as it relates to marketing materials, advertising materials, sales materials, promotional or printed matter
associated with the Products and Services.   Any changes of material
outside of the Grantors Brand Regulations will require pre-approval from the Grantor prior to distribution and or use.

(13) No further or different rights or licenses are granted or implied.

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3. Term of License Agreement

Subject to the provisions for early termination as set out in this License Agreement or default by the Licensee, this License Agreement shall remain in full force and effect for a period of Ten (10) years and the Licensee is hereby granted the option to renew this License Agreement for an additional Ten (10) year term subject only to the Grantor and the Licensee, both acting reasonably and agreeing on a royalty fee. In the event of failure to agree, the matter will be referred to arbitration as outlined and contained in paragraph 20 herein.

4. Improvements

(1) Disclosure: Each party agrees to promptly disclose to the other any and all technical data and information relating to any and all developments or improvements of the Product (whether or not patentable) and of the Technology that it may develop or acquire during the term of this Agreement to the extent that such disclosure is not restricted or prohibited by law, by any undertaking given to, or any condition, restriction or restraint imposed by third parties, or by considerations relating to the validity of any patent in respect of which application is about to be made.

The Licensee further covenants and agrees to notify the Grantor of any improvement and to execute promptly and without compensation any and all papers and documents and to perform whatever lawful acts may be reasonably deemed necessary by the Grantor in connection with the filing of any application for letters patent or that may be necessary or desirable to effect and maintain the Grantor?s licensed rights or the rights of any of the Grantor?s sub-licensees in said improvements and said applications for letters patent and in all letters patent issuing from said applications for letters patent. All developments or improvements of the Product shall remain the sole ownership and property of the Grantor.

5. Obligations of the Grantor

(1) Technical Assistance: Upon the written request of the Licensee, the Grantor shall render all Technology, training and technical assistance necessary to be provided by the Grantor under this License Agreement at times and places mutually agreed upon and subject to the availability of the Grantor?s personnel and facilities. The Grantor does not warrant or agree that any of its personnel to be furnished or to be made available to the Licensee under this License Agreement will speak any language other than English. The Licensee shall obtain all necessary visas, work permits, residence permits or other permits or approvals necessary for the entry into and working in the Territory of all technical personnel who are to be provided by the Grantor under the terms of this License Agreement. The Licensee shall reimburse the Grantor for the costs with respect to any employees sent to and maintained in the Territory under this paragraph. Such reimbursement shall be made by the Licensee in USD currency and shall be in the amount of the total of the following:

(a) pre-approved by the Licensee, the reasonable expenses of the personnel in traveling to, in and around and from Territory; and

(b) pre-approved by the Licensee, the reasonable and ordinary living expenses of the personnel while in the Territory.

The Licensee further agrees to reimburse the Grantor for the aforementioned costs and expenses within thirty (30) days following receipt of the Grantor's invoice.

(2) Warrants: Grantor warrants that Grantor will immediately deliver to Licensee any and all improvements Grantor has developed on the Product and the Technology.

(3) Verification Testing: The Grantor shall perform a verification test on the Product manufactured in accordance with the Technology. If the verification test indicates that the manufacture of the Product is in

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conformity with the technical specifications of the Technology, the verification test shall be considered to have been successfully completed. In the event that the verification is not successfully completed, the Grantor shall analyze the causes and take the necessary measures to eliminate the defects.

6. Compliance with Local Laws

The Licensee shall ensure that any registration or notification required by the laws of the Territory shall have been carried out. The Licensee shall comply with all laws and regulations as may apply with the Territory, as applicable to this License Agreement and all transactions and activities contemplated or to be performed under this License Agreement, and shall procure and maintain all approvals, licenses, permissions and permits necessary to the performance of its business and conduct its business in a manner so as to not bring discredit upon the reputation of the Product or the Grantor. The Licensee shall keep the Grantor informed of any laws or regulations of the Territory, which may affect the promotion, sales, services or maintenance of the Product in order that the Grantor will not breach any such laws or regulations through lack of awareness thereof.

7. Licensee's Prohibitions

(1) Advertising: All advertising by the licensee for the product, other product or technology as defined in Section 1 (a) (b) (c) that falls outside of the regulations outlined in the Brand Manual must be pre-approved by the Grantor prior to distribution.

8. Consideration

(1) In consideration for signing this agreement the Grantor (PetsMobility Network (Canada) Inc.) will receive one million dollars US ($1,000,000) cash in consideration as per section 2 (2).

(2) Royalties: As consideration for the license granted under the Technology, the Licensee or Sub-Licensee agrees to pay the Grantor during the term of this License Agreement an ongoing royalty of 5% on all gross sales or revenues earned by the Licensee (company) on "product sales", "technology", and "other products", as outlined in sections 1(a),
(b),and (c). Such royalties will be payable on a quarterly basis. Said payment is payable in US Dollars to the bank branch and account designated by the Grantor.

Bank wire instructions for the aforementioned are as follows:

HSBC Bank Canada
885 West Georgia Street
Vancouver, British Columbia
V4A 6E7, Canada
Attn.: Bill de Haan
Office: (604) 641-2561
Fax: (604) 641-1169
Credit to the Account of:  PetsMobility Network (Canada) Inc.
If in Canadian Funds:
Branch:		016
Transit Number:	10020
       Account Number: 	032803-001

If in US Funds:
       Branch:		016
       Transit Number:	10020
       Account Number: 	032803-070

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(3) Payment Period: Within thirty (30) days of the end of March, June,
September and December, the Licensee shall deliver to the Grantor a written statement giving the total number of Products and Other Products manufactured for the quarter being reported. Concurrently with the making of each such report, the Licensee shall remit the Royalties then due to the Grantor in respect of the use of the Technology for the quarter being reported.

(4) Interest on Late Payments: Interest on all late initial payments, royalties and any other sums due to the Grantor shall be charged at the rate of Two (2%) percent per month until payment is received.

(5) Grantor is hereby given the right by Licensee for up to two (2) individuals to serve as representative(s) on the Licensees Board of Directors.
9. Currency of Payment

(1) Where Convertible or Not: Except as otherwise specified in this License Agreement, all payments required to be made by or on behalf of the Licensee under this License Agreement shall be paid in US Dollars at HSBC Bank Canada on the date any such payment is due, and shall be paid to the Grantor or to such account or accounts at such bank or banks as the Grantor may in its sole discretion designate from time to time and the Grantor shall give the Licensee thirty days? written notice of any such change in place of payment. In the event that the Licensee is late in making any payment due pursuant to this License Agreement, then, in addition to any interest charges that may accrue thereon in accordance with this License Agreement, the exchange rate to be applied to any such late payment shall be the Grantor's most favorable "buying" foreign exchange rate at the Bank Of Montreal at any time during the period commencing on the date that the payment was due and the date such payment was actually made.

(2) Restrictive Currency Laws: If any law or regulation is imposed in the Territory restricting or limiting the right of the Licensee to make payment to the Grantor as provided in this License Agreement, the Licensee shall immediately notify the Grantor of any such restrictions or limitations and shall use its best efforts to register or qualify this License Agreement under any such law or regulation in order to allow the Licensee to make full payment to the Grantor as provided in this License Agreement. The Licensee agrees to modify any terms or conditions of this License Agreement, which would not unreasonably interfere with its utilization of the rights granted under this License Agreement, if such modifications are necessary in order to allow the Licensee to make full payment to the Grantor. If the License Agreement cannot be modified to the satisfaction of both parties so as to allow the Licensee to obtain sufficient exchange to make its required payments, then in that event the Grantor shall have the option of accepting payment in any other authorized currency acceptable to the Grantor.

10. Grantor's Warranty and Indemnity re: Technology

(1) Power to Grant Rights: The Grantor warrants that it has the right to grant the rights granted in this License Agreement and that it has granted no other rights or licenses other than as outlined and contained herein, which would derogate from the rights granted in this License Agreement.

(2) Modified Product: The Grantor shall have no obligation to defend the Licensee or to pay costs, damages or legal fees for any claim based on any modifications made to the Product by the Licensee.

11. Licensee's Indemnity of Grantor

The Licensee agrees to indemnify and hold the Grantor harmless against any liability, damage or expense (including costs and attorney?s fees and expenses) by reason, or arising out of or relating to any acts, duties or obligations or omissions of the Licensee or of any personnel employed or otherwise engaged by the Licensee to perform the Licensee?s obligations and duties under this License Agreement, and the Licensee shall, at the request of the Grantor assume the defense of any demand, claim, action, suit or proceeding brought against the Grantor by reason thereof and pay any and all damages assessed against or that are pay able by the Grantor as the result of the disposition of any such demand, claim, action, suit

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or proceeding. Notwithstanding the foregoing, the Grantor may be represented in any such action, suit or proceeding at its own expense and by its own counsel.


12. Confidentiality

(1) Confidential Information: All information, including the Technology, other than information generally known in industry or information made known by a third party to the Licensee other than a consequence of the Licensee's relationship with the Grantor ("Confidential Information") supplied by or on behalf of the Grantor pursuant to this Agreement shall be treated as confidential by the Licensee and shall be used solely to enable the Licensee to manufacture, use, sell and develop a market for the Products and Other Products in accordance with this License Agreement, and all documents containing or disclosing such Confidential Information shall at all times be and remain the property of the Grantor; provided, however, that the Grantor shall not during the continuance of this License Agreement demand the delivery of such documents from the Licensee.

(2) Duty Not to Disclose: The Licensee covenants and agrees that no Confidential Information given to it by or on behalf of the Grantor in the manner described or otherwise shall be disclosed to anyone outside the organization of the Licensee without the prior written consent of the Grantor.

(3) Reasonable Efforts: The Licensee agrees to use all reasonable efforts to take such action as may be appropriate to prevent the unauthorized use and disclosure of, and to keep confidential all such Confidential
Information, including:

(a) ensuring that such Confidential Information is disclosed only to responsible employees of the Licensee who have first been properly instructed to maintain such Confidential Information in confidence;

(b) not disclosing methods of manufacture or sale of the Products or Other Products including production and marketing plans; and

(c) safe guarding all documents against theft, damage or access by unauthorized persons.

13. Books and Records

(1) Duty to Keep Books: The Licensee shall keep at its principal place of business, clear and proper books of account showing manufacturing of Products and Other Products subject to royalties under this License Agreement and agrees that within sixty days following the last day of March, June, September and December, it will submit a written statement giving the total manufacturing of the Products and Other Products for the quarter being reported.

(2) Right of Access to Books: The Grantor shall have access to the books and records of the Licensee at all reasonable times to check all relevant figures and information affecting or relating to the Licensee?s operations under this License Agreement, including the amount of manufacturing of the Products and Other Products made under this License Agreement by the Licensee and the amount of royalties payable under this Agreement; provided, however, that if both the Grantor and the Licensee agree upon an independent agency such as a firm of chartered accountants to represent them, either the Grantor or the Licensee may at its election substitute for the Grantor's examination a certificate of the mutually agreed-upon firm of accountants as to the amount of said Products and Other Products manufactured and the amount of royalties payable hereunder and as to any other information and figures that determine or relate to the operations of the Licensee under this License Agreement. The Licensee shall supply the Grantor with a statement of its regular auditors at the time of its regular yearly audit, certifying the number of Products and Other Products manufactured and the amount of royalties payable under this License Agreement.

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(3) Right to Access after Termination: Notwithstanding termination of this License Agreement, the Licensee shall permit such examinations to continue to take place until all outstanding claims have been settled.

14. Excusable Delay

Neither party shall be responsible for the failure or delay in performing any of its obligations due, directly or indirectly, by act of God, act of public enemy, act of terrorism, acts of governmental bodies or agencies foreign or domestic (including inability to procure materials or to manufacture or ship ordered goods because of governmental priority orders or allocations or restrictions upon the use of materials or manpower), port congestion, nuclear incidents, sabotage, riot, fire, floods, typhoons or unusually severe weather, earthquakes, explosions or other catastrophes, epidemics or quarantine restrictions, strikes, labor unrest or labor shortages, accident, freight embargoes, delays occasioned by carriers or delays of a supplier of materials, components, facilities, energy, fuel, transportation, governmental authorizations or instructions, material or information required from the one of the parties to the other, or because of any other causes beyond either party?s control, in whole or in part.

15. Licensee's Status

(1) Buyer and Seller Only: The relationship between the Licensee and the Grantor is intended to be and shall be that of buyer and seller, and the Licensee and its employees, agents and representatives shall under no circumstances be considered agents, partners, joint venturers or representatives of the Grantor. The Licensee shall not act or attempt to act, or represent itself, directly or by implication, as agent, joint venturer, partner or representative of the Grantor or in any manner assume or attempt to assume or create any obligation or liability of any kind, nature or sort, express or implied, on behalf of or in the name of the Grantor.

(2) No Franchise: The relationship created by this License Agreement does not constitute the granting of a franchise to the Licensee by the Grantor and no federal or provincial franchise statute, law, regulation or rule is intended to or has been applied by the parties, nor shall any such franchise, statute, law, regulation or rule be deemed or construed to apply to the formation, operation, administration or termination of this License Agreement.

(3) This License Agreement shall remain in full force and effect if either of the following should occur:

a) If there is an ownership change of the Grantor; or

b) If the Grantor files for bankruptcy or insolvency proceedings are instituted by or against the Grantor.

16. Term and Termination

(1) Either party may terminate this License Agreement without notice or other act if:

(a) bankruptcy or insolvency proceedings are instituted by or against the Licensee, which the Licensee does not defend or which it is not successful in defending, or the Licensee is adjudicated a bankrupt, becomes insolvent, makes an assignment for the benefit of creditors or proposes or makes any arrangements for the liquidation of its debts or a receiver or receiver and manager is appointed with respect to all or any part of the assets of the other party;

(b) in the event an excusable delay fails to permit either party to fulfill its obligations after a delay of six (6) months after the date the obligation would have been required to be fulfilled but for the occurrence of the excusable delay.

(2) The Grantor may terminate this License Agreement without notice or other act if the Licensee assigns or purports to assign this License Agreement either in whole or in part without the prior written consent of the Grantor.

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17. Events upon Termination

(1) Upon termination of this License Agreement for any cause whatsoever:

(a) all licenses shall immediately become the property of the Grantor;

(b) all Royalties, including Royalties on the Product then on hand or in the course of manufacture, shall immediately become due and payable;

(c) the Licensee shall forthwith, and not later than thirty (30) days thereafter, return free of any charge to the Grantor, all written information of whatever kind, including graphic and electronically or magnetically recorded documents furnished by the Grantor or created by the Licensee in relation to the Product including, without limitation, notes, memoranda, diaries, records, drawings, prints, sketches, plans, specifications and other technical information made by the Licensee or its agents, affiliates or employees and copies of any kind made thereof by anybody, and derived from the Technology, the Product or the manufacture thereof; further, the Licensee agrees that it will forthwith discontinue the use of and refrain from using, disclosing or exploiting the Technology and any technical data and information pertaining thereto or any improvement or development in respect thereof disclosed to it under this Agreement by the Grantor and from manufacturing or selling the Product; and

(d) the Licensee shall cease trading in the Product and shall notify all dealers and other interested parties of the termination. The Licensee shall further cease to make any representations to the public that it is an authorized Licensee or manufacturer of the Product.

(2) Notwithstanding any such termination:

(a) all warranties set out in this License Agreement and all obligations of indemnification shall survive and continue to bind the parties for two (2) years after the date of termination of this License Agreement;

(b) the Licensee shall honour any remaining payment obligations set out in this License Agreement; and

(c) the Licensee shall be permitted to sell all Product manufactured prior to the termination, provided such sales are completed by delivery of goods and receipt of payment therefore within four (4) months of the date of such termination and are subject to the payment obligations as set out in this License Agreement.

18. Conformity with Local Laws

(1) Modifications on Non-conformance: The rights and obligations of the parties under this License Agreement shall be subject to all applicable laws, orders, regulations, directions, restrictions and limitations of the governments having jurisdiction of the parties. In the event, however, that any law, order, regulation, direction, restriction or limitation, expropriation, seizure or interpretation thereof shall in the judgment of either party substantially alter the relationship between the parties under this License Agreement. or the advantages derived from such relationship, either party may request the other party to modify this License Agreement.

(2) Recording of License Agreement: The parties shall each at its own expense in its own countries, take such steps as may be required to satisfy the laws and requirements of the respective countries with respect to declaring, recording or otherwise rendering this License Agreement valid.

19. Disclosure

This License Agreement may be filed with any governmental agency or official as determined to be appropriate by either party.

20. Dispute Resolution

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One or more arbitrators appointed in accordance with the said Rules shall finally settle all disputes arising in connection with this License Agreement or any modifications thereof under the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

21. Assignment

Neither this License Agreement nor any of the rights or duties of the Licensee shall be assigned, transferred or conveyed by the Licensee, by operation of law or otherwise, nor shall this License Agreement or any rights of the Licensee enure to the benefit of any trustee in bankruptcy, receiver, creditor, trustee or successor of the Licensee's business or of its property, whether by operation of law or otherwise, or to a purchaser of all of the shares of the Licensee or to a purchaser of the entire business or substantially all of the assets of the Licensee, without the prior written consent of the Grantor. The Licensee acknowledges that the Grantor may assign this License Agreement to an affiliate or subsidiary and Grantor shall notify Licensee upon completion of said assignment. The Grantor acknowledges that the Licensee may Sub-License this agreement with the written approval of the Grantor, provided such Sub-License arrangement is in keeping with the terms and conditions of sections 1 (a),(b),(c), and 8 (2) of this agreement.

22. Language

Upon execution, this License Agreement may be translated into the language of the Territory provided, however, that in the event of any diversion between the English version and any other version, the English version shall prevail.

23. Extended Meanings

Words importing the singular number include the plural and vice versa and words importing gender include all genders.

24. Interpretation not Affected by Headings

The division of this License Agreement into paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this License Agreement.

25. Applicable Law

This License Agreement is made, executed, and delivered in the Province of British Columbia, Canada and any controversy arising hereunder or in relation to this License Agreement shall be governed by and construed in accordance with the Provincial laws of the Province of British Columbia, Canada. The parties hereto hereby agree that the application of the United Nations Convention on Contracts for the International Sale of Goods to this License Agreement does not apply and is strictly excluded.

26. Entire License Agreement

This License Agreement constitutes the entire License Agreement of all the parties with respect to the subject matter hereof and, except as stated in this License Agreement and in the instruments and documents to be executed and delivered pursuant to this License Agreement, contains all of the representations, undertakings and agreements of all parties respecting the subject matter hereof. There are no representations, undertakings or agreements of any kind between all the parties respecting the subject matter hereof except those contained in this License Agreement.

28. Severability

The invalidity or unenforceability of any provision of this License Agreement shall not affect the validity or enforceability of any other provision.

29. Currency

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Unless otherwise specifically provided in this License Agreement, all references to dollar amounts herein or other money amount are expressed in terms of lawful money of the United Sates of America.

30. Notices

(1) Any notice or other documents required or permitted to be given under this License Agreement shall be in writing and shall be delivered, mailed by pre-paid registered mail, return receipt requested or sent by facsimile transmission addressed to the party or parties to whom it is to be given at the address shown below or at such other address or addresses as the party or parties to whom such writing or document is to be given shall have last notified all other parties in accordance with the provisions of this paragraph:

(a) if to the Licensee at:
       Unit 134 - 9663 Santa Monica Blvd
       Beverly Hills, California
       90210
       United States of America
       Fax: 310-362-8720

(b) if, to the Grantor at:
       Unit 135 - 11300 No. 5 Road,
       Richmond, British Columbia
       V4K 5B8,   Canada
       Fax: 604-274-7380

(2) Any such notice or other document shall:

(a) if delivered, be deemed to have been given and received at the place of receipt on the date of delivery, provided that if such date is a day other than a business day in the place of receipt, such notice or document shall be deemed to have been given and received at the place of receipt on the first business day thereafter;

(b) if transmitted by facsimile transmission, be deemed to have been given and received at the place of receipt on the next business day in the country of receipt, following the day of sending, provided that the sender has received telephone confirmation from the recipient of receipt of same on or before the date transmission is deemed to have been received as above, and

(c) if mailed, be deemed to have been given and received at the place of receipt on the date of actual receipt.

(3) In the event of postal disruption, such notices or documents must either be delivered personally or sent by facsimile transmission.

31. Amendment of License Agreement

None of the terms, conditions or provisions of this License Agreement shall be held to have been changed, waived, varied, modified or altered by any act or knowledge of either party, their respective agents, servants or employees unless done so in writing signed by both parties.

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32. Waiver of Breach

No waiver on behalf of any part of any breach of the provisions of this License Agreement shall be effective or binding on such party unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such party?s rights with respect to any future breach of any of the provisions of this License Agreement.

33. Further Assurances

Each of the parties covenants and agrees that he, his heirs, executors, administrators, successors and permitted assigns will execute such further documents and do and perform or cause to be done and performed such further and other acts as may be necessary or desirable from time to time in order to give full effect to the provisions of this License Agreement.

34. Successors and Assigns

This License Agreement shall be binding on and enure to the benefit of the successors and assigns of both parties and all persons or corporations succeeding to or acquiring the business now carried on by the Grantor or the Licensee.

35. Time

When calculating the period of time within which or following which any act is to he done or step taken the date, which is the reference day in calculating such period, shall be excluded.

36. Time of the Essence

Time shall be of the essence of this License Agreement.


IN WITNESS WHEREOF, the parties have duly executed this License Agreement as of the date first above written.


GRANTOR:				LICESEE:
PetsMobility Network (Canada) Inc.	Cimbix Corporation


/s/  Cameron Robb                        /s/ Robert Rosner
________________________		____________________
Cameron Robb, President 	        Authorized Signatory


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